UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2006

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28861	86-0876846
(Commission File Number)	(IRS Employer Identification No.)

2405 Ping Drive
Henderson, NV 89074
(702) 897-5338
(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or “our company”) files this report on Form 8-K to report the following:

ITEM 4.02

On August 15, 2006, Management of the Company advised the Company's Board of Directors that it had made a determination that the Company needed to restate its financial statements for the fiscal year ended December 31, 2005, and for the fiscal quarter ended March 31, 2006, to correct an accounting error in the recording of mineral exploration costs and additional paid in capital. Management also discussed this matter with the Company's independent registered public accounting firm, Madsen & Associates CPA’s, Inc. As a result, the Board of Directors of the Company concurred with Management's conclusion that the prior accounting of mineral exploration costs and additional paid in capital was in error and will require a restatement of its financial statements for fiscal year ended December 31, 2005 and for the fiscal quarter ended March 31, 2006. Accordingly, the Company has determined that its previously issued financial statements for the fiscal year ended December 31, 2005 and for the fiscal quarter ended March 31, 2006, should no longer be relied upon.

The Company anticipates filing the corrections to its financial statements in conjunction with the filing of its Amended Form 10-KSB for the fiscal year ended December 31, 2005 and its Amended Form 10-QSB for the fiscal quarter ended March 31, 2006 no later than August 18, 2006.

Management is considering the effect of these restatements on its evaluation of disclosure controls and procedures and internal controls over financial reporting.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Star, Inc.
By: /s/ Denny Cashatt
Denny Cashatt, President
Dated: August 17, 2006